UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
     On May 16, 2008, Mesa Air Group, Inc. (the “Company”) returned 14 of its 34 Beechcraft 1900D aircraft to Raytheon Aircraft Company and Raytheon Aircraft Credit Corporation (collectively “Raytheon”) pursuant to an agreement reached between the parties regarding such planes. Raytheon accepted the return of the aircraft in consideration for a one-time payment of $500,000 from the Company. This transaction resulted in the elimination of approximately $28 million of long-term debt associated with the financing of such aircraft from the Company’s balance sheet.

Item 2.01	Completion of Acquisition or Disposition of Assets
     See the disclosure set forth under Item 1.01 above.

Item 8.01	Other Events
     On May 12, 2008, Mesa reached a settlement agreement with MAIR Holdings, Inc. (“MAIR”), the parent company of Big Sky Airlines, in relation to the early return of ten (10) Beechcraft 1900D aircraft following Big Sky’s announcement that it was ceasing operations and liquidating its assets. Pursuant to the settlement agreement, Mesa will receive $1.5 million from Big Sky and will retain Big Sky’s security deposits and special supplemental rent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: May 19, 2008	By:	/s/ Brian S. Gillman
		Name:	BRIAN S. GILLMAN
		Title:	Executive Vice President, General Counsel and Secretary